Exhibit 10.1

AMENDMENT NO. 1

     THIS AMENDMENT NO. 1, dated as of October 21, 2010 (this “Amendment”), of that certain Credit Agreement referenced below is by and among AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation, (the “Borrower”), PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Parent”), and the other Guarantors identified on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent, for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

     WHEREAS, a $325 million credit facility consisting of a $275 million revolving credit facility and a $50 million term loan has been established in favor of the Borrower pursuant to the terms of that Credit Agreement dated as May 10, 2010 (as amended and modified, the “Credit Agreement”) among the Borrower, as borrower, the Parent and certain subsidiaries and affiliates, as guarantors, the lenders identified therein and Bank of America, as Administrative Agent and Collateral Agent;

     WHEREAS, the Parent plans to enter into a Purchase and Sale Agreement to be dated on or about October 8, 2010 (the “Xpedite Purchase Agreement”) pursuant to which the Parent will sell: (a) all of the issued and outstanding equity interests of Xpedite Systems, LLC (“Xpedite LLC”), which will include, among others, all of the issued and outstanding equity interests of Xpedite Systems Worldwide, Inc. (“Xpedite Worldwide”), PTEK Services, Inc. (“PTEK”) and Xpedite, Inc. (Japan) (“Xpedite Japan”); (b) all of the issued and outstanding equity interests of Premiere Global Services (UK) Limited; and (c) certain assets currently held by Premiere Conferencing (Canada) Limited (collectively, the “Xpedite Sale”);

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement in regard to the Xpedite Sale; and

     WHEREAS, by act of the Required Lenders, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Amendments to the Credit Agreement. The Credit Agreement is amended in the following respects:

          1.1 Definitions. In Section 1.01 (Definitions) the following terms are amended and/or added to read as follows:

     “Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of (a) Consolidated Net Income, plus (b) to the extent deducted in determining net income, (i) Consolidated Interest Expense, (ii) taxes, (iii) depreciation and amortization, (iv) non-cash charges for non-cash equity compensation unless and until payment thereof is made in cash (with an adjustment being made to reduce Consolidated EBITDA in the case of any such cash payments), (v) non-cash charges for impairment of assets under Financial Accounting Standards 142 and 144, (vi) deferred financing costs relating to the Existing Credit Agreement, the refinancing thereof and amendments, consents and modifications to this Credit Agreement, (vii) actual cash and non-cash restructuring charges taken in the fiscal year ended December 31, 2009 and actual non-cash restructuring charges taken in fiscal periods ending after December 31, 2009, (viii) restructuring expenses set forth on Schedule 1.01-2 hereof or as otherwise acceptable to the Administrative Agent and the Required Lenders in their discretion, (ix) expected cost savings from the Xpedite Sale for the period of four fiscal quarters beginning with the fourth fiscal quarter 2010 and ending with the third fiscal quarter 2011 as set forth on Schedule 1.01-2, and (x) reasonable fees and expenses associated with Amendment No. 1 hereto, the Xpedite Sale and the subsidiary reorganization and any share repurchase contemplated in connection therewith, in each case on a consolidated basis determined in accordance with GAAP. For purposes herein, Consolidated EBITDA shall be calculated on a Pro Forma Basis.

               1.2 Schedule 1.01-2 of Restructuring Charges is amended to read as attached hereto.

     2. Conditions Precedent. This Amendment shall be effective upon the Administrative Agent’s receipt of each of the following:

     (a) duly executed counterparts of this Amendment from the Credit Parties, the Administrative Agent and the Required Lenders;

     (b) a certificate of a secretary or assistant secretary of each Credit Party certifying that the resolutions of the board of directors (or its equivalent) of such Credit Party delivered at the closing of the Credit Agreement, or, to the extent applicable, that have been delivered thereafter in connection with an amendment to the Credit Agreement, have not been rescinded or modified and remain in full force and effect on the date hereof, including an updated incumbency certificate with respect to each of the Credit Parties (and the Credit Parties will thereafter provide updated incumbency certificates from time to time as necessary and appropriate);

     (c) any consents or approvals given in connection with the Xpedite Sale and transactions relating thereto shall remain in force and effect, and payment of all fees and expenses required in connection herewith or therewith; and

     (d) the substantially contemporaneous closing of the Xpedite Sale.

     3. Miscellaneous.

     3.1 Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) remain in full force and effect.

     3.2 Affirmations and Representations and Warranties of Credit Parties. Each of the Credit Parties hereby affirms, represents and warrants (a) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists as of the date hereof.

     3.3 Affirmation of Liens. Each of the Credit Parties hereby affirms the liens and security interests created and granted in the Credit Documents and agrees that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

     3.4 Acknowledgment of Obligations. Each of the Credit Parties (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Credit Party’s obligations under the Credit Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

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     3.5 Fees and Expenses. The Borrower agrees to pay all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent.

     3.6 Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

     3.7 Amendment is a Credit Document. This Amendment is a Credit Document.

     3.8 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AMERICAN TELECONFERENCING
SERVICES, LTD.,
a Missouri corporation

By:/s/ Scott Askins Leonard
Name: Scott Askins Leonard
Title: SVP — Legal

GUARANTORS:	AMERICAN TELECONFERENCING
SERVICES, LTD.,
a Missouri corporation
PREMIERE GLOBAL SERVICES, INC.,
a Georgia corporation
PTEK SERVICES, INC., a Delaware corporation
XPEDITE SYSTEMS WORLDWIDE, INC.,
a Delaware corporation
NETSPOKE, INC., a Delaware corporation
IMEET, INC., a Delaware corporation

By: /s/ Scott Askins Leonard
Name: Scott Askins Leonard
Title: SVP — Legal

XPEDITE SYSTEMS, LLC, a Delaware limited liability company

By:	PREMIERE GLOBAL SERVICES,
INC., its sole Member

By: /s/ Scott Askins Leonard
Name: Scott Askins Leonard
Title: SVP — Legal

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent By: /s/ Kristine Thennes Name: Kristine Thennes Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swingline Lender and as a Lender By: /s/ Van Brandenburg Name: Van Brandenburg Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Sean J. Lynch
Name: Sean J. Lynch
Title: Senior Vice President

RBS CITIZENS, NATIONAL ASSOCIATION

By: /s/ Daniel Bernard
Name: Daniel Bernard
Title: Senior Vice President

WELLS FARGO BANK, N.A.

By: /s/ G. Mendel Lay, Jr.
Name: G. Mendel Lay, Jr.
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Clayton Vanderpool
Name: Clayton Vanderpool
Title: Assistant Vice President

UNITED OVERSEAS BANK LTD. NEW YORK AGENCY

By: /s/ Koh Kok Jin
Name: Koh Kok Jin
Title: Senior Vice President & General Manager

By: /s/ Mario Sheng
Name: Mario Sheng
Title: Assistant Vice President